Exhibit 99.1
Shoals Technologies Group, Inc. Increases Revolving Credit Facility to $150 Million

PORTLAND, TN. – May [4], 2022 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage and electric vehicle charging infrastructure, today announced that it has increased the size of its existing revolving credit facility by $50 million to $150 million pursuant to a fifth amendment to its Credit Agreement with Wilmington Trust, National Association, as Term Loan Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Revolving Facility Administrative Agent, and each L/C Issuer and lender from time to time party thereto. The transaction closed on May 2, 2022.
“The upsized credit facility will provide additional financial flexibility to support our growth and strategic initiatives and optimize our balance sheet as we continue building our business,” said Jason Whitaker, Chief Executive Officer.
About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage and electric vehicle charging infrastructure. The Company’s mission is to provide innovative products that reduce the cost of installation while improving system performance, reliability and safety. At least one Shoals’ product was used on more than half of the solar energy projects installed in the U.S. in 2020. To learn more about Shoals, please visit the company's website at https://www.shoals.com.
Contacts
Investors:
Email: investors@shoals.com
Phone: 615-323-9836
Media:
Email: media@shoals.com
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